Exhibit 99.1

Xencor Appoints Kurt Gustafson to Board of Directors;

Promotes John Desjarlais to Chief Scientific Officer

MONROVIA, Calif., July 15, 2014— Xencor, Inc. (NASDAQ: XNCR), a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of autoimmune diseases, asthma and allergic diseases, and cancer, today announced the appointment of Kurt Gustafson to its board of directors.  Mr. Gustafson will also serve as chair of Xencor’s audit committee and as a member of the compensation committee. Xencor also announced the promotion of John R. Desjarlais, Ph.D., to senior vice president of research and chief scientific officer.

“Kurt brings a tremendous amount of experience and a fresh perspective to the board as we grow our company and expand our drug development efforts,” said Bassil Dahiyat Ph.D., president and CEO of Xencor. “His expertise in biotechnology and finance will be of particular value as we advance our drug development programs and evaluate additional opportunities for partnering and licensing our technology.”

Mr. Gustafson has more than 20 years of industry-related experience. Currently, Mr. Gustafson serves as executive vice president, chief financial officer and principal accounting officer at Spectrum Pharmaceuticals, Inc. Prior to that, he served as chief financial officer at Halozyme Therapeutics, Inc., and before that he had a long career at Amgen in various financial and planning roles, most recently as vice president, finance. He earned a B.A. in accounting from North Park University in Chicago and an M.B.A. from University of California, Los Angeles.

“John has driven the company’s technology development and engineering efforts for the past eight years,” said Dr. Dahiyat. “In addition to his critical involvement in our clinical-stage antibody programs, John has played a key role in the creation of our entire XmAb technology and pipeline, including our new bispecifics programs, which we are beginning to advance into development.”

Dr. Desjarlais joined Xencor in 2001and was promoted to vice president of research in 2006, where he oversees all aspects of discovery and research at the company including technology development, protein and antibody engineering and generation of drug candidates. Prior to joining Xencor, Dr. Desjarlais was an assistant professor of chemistry at Penn State University. Dr. Desjarlais received a B.S. in physics from the University of Massachusetts and a Ph.D. in biophysics from Johns Hopkins University. He conducted postdoctoral research at the University of California, Berkeley.

About Xencor, Inc.

Xencor is a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of autoimmune diseases, asthma and allergic diseases, and cancer. Currently, seven candidates are in clinical development internally and with partners that have been engineered with Xencor’s XmAb® technology. Xencor’s internally-discovered programs include XmAb5871, in Phase 1b/2a clinical trials for the treatment of Rheumatoid arthritis and lupus, XmAb7195 in Phase 1 development for the treatment of asthma, and XmAb5574/MOR208 which has been licensed to Morphosys AG and is in Phase 2 clinical trials for the treatment of acute lymphoblastic leukemia and non-Hodgkin lymphoma. Xencor’s XmAb antibody engineering technology enables small changes to the structure of monoclonal antibodies resulting in new mechanisms of therapeutic action. Xencor partners include Amgen, Merck, Janssen R&D LLC, Alexion and Boehringer Ingelheim.

For more information, please visit www.xencor.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the U.S. securities laws, including statements associated with Xencor’s research and its expectations regarding future therapeutic and commercial potential of Xencor’s technologies, programs, drug candidates and intellectual property related to Xencor’s XmAb technology.  Because such statements are subject to risks and uncertainties, including risks associated with the process of discovering, developing and commercializing drugs that are safe and effective, actual results and the timing of events may differ materially from those expressed or implied by such forward-looking statements.  These and other risks concerning Xencor’s programs and technology are described in additional detail in Xencor’s SEC filings.  These forward-looking statements speak as of the date on which they were made, are based upon Xencor’s current expectations and involve assumptions that may never materialize or may prove to be incorrect.  Xencor disclaims any intention or obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Investor Contact:
Xencor

John Kuch, Vice President Finance

626-737-8013

Or

Corporate Communications Contact:

Canale Communications

Jason Spark

619-849-6005